Exhibit 99.1

FOR IMMEDIATE RELEASE

Blackstone’s GSO Capital Backs NewStar Financial with Strategic Investment by Franklin Square

•	Franklin Square to provide long-term investment capital and take equity position to support accelerated growth strategy

•	Investment in NewStar extends Franklin Square’s reach into the lower middle market with senior debt focused platform

•	Relationship positions NewStar to provide larger capital commitments and more complete financing options to clients

Boston, MA, New York, NY and Philadelphia, PA - November 5, 2014 - NewStar Financial Inc. (Nasdaq: NEWS) (“NewStar” or the “Company”), a specialized commercial finance company, GSO Capital Partners (“GSO”), the credit division of Blackstone (NYSE: BX), and Franklin Square Capital Partners, the largest manager of business development companies, announced today that they have formed a strategic relationship to help expand the Company’s lower middle market lending and asset management activities.

The relationship includes an investment of long-term capital from funds managed by Franklin Square Capital Partners (which are sub-advised by GSO) to help fund the Company’s growth strategy and expand the scale of its lower middle market lending activity. Under the terms of the investment, funds managed by Franklin Square have committed to purchase $300 million of 10-year subordinated notes and warrants exercisable into 12 million shares of common stock at an exercise price of $12.62. NewStar expects to use the proceeds from the transaction to enhance its ability to originate and lead transactions across all of its business lines and, as a result, significantly increase origination volume and facilitate asset growth. The strategic relationship between the firms is anticipated to contribute materially to NewStar’s growth, while extending GSO and Franklin Square’s access to the lower middle market. It also allows Franklin Square’s funds and GSO to offer their portfolio companies other financing solutions such as equipment leases and asset-based loans from a market leader.

In addition to the investment, the scope of the relationship is expected to result in cross-referral and co-lending opportunities, which are anticipated to provide NewStar with access to new channels of origination, while enabling the Company to provide larger capital commitments and a more complete set of financing options to its clients through its relationship with GSO and Franklin Square. GSO and Franklin Square, separately, may also consider investing additional capital in future lending vehicles managed by NewStar.

“This strategic relationship is nothing short of a game changer for NewStar,” said Tim Conway, NewStar’s CEO. “I consider both GSO and Franklin Square to be the absolute ‘best-in-class’ at what they do and we are thrilled to have their backing and Blackstone’s support. With $300 million of long-term capital and a significant equity stake in NewStar, I believe that our goals and objectives are perfectly aligned. Our investment styles and credit culture are very compatible and we are already working together effectively to provide larger capital commitments to our clients and open up new channels of origination through the broader GSO and Franklin Square platforms.”

Bennett Goodman, Senior Managing Director and Co-Founder of GSO commented on the relationship: “NewStar is widely recognized as a leader in middle market commercial lending. I have known Tim Conway and Peter Schmidt-Fellner, NewStar’s CEO and Chief Investment Officer, respectively, for many years. They have managed the firm extremely well and their investment style and credit philosophy are completely consistent with ours.” Michael Forman, Chairman and CEO of Franklin Square added, “We believe that our long-term capital commitment, together with the new strategic relationship between NewStar and Franklin Square, will help NewStar accelerate the growth of one of the best lending platforms in the middle market.”

Terms of the Transaction

NewStar entered into an investment agreement (the “Investment Agreement”) with FS Investment Corporation, FS Investment Corporation II, and FS Investment Corporation III (collectively the “Franklin Square Funds”) as of November 4, 2014 to issue up to $300 million of 8.25% subordinated notes due 2024 (the “Subordinated Notes”) and warrants exercisable into 12 million shares of common stock at an exercise price of $12.62 (the “Warrants”). The strategic investment is expected to be completed in multiple closings.

The Franklin Square Funds have committed to purchase $200 million of the Subordinated Notes upon the satisfaction of certain customary conditions in an initial closing on or before, December 31, 2014 and an additional $100 million of Subordinated Notes within one year of the initial purchase in one or more tranches of not less than $25 million as requested by the Company. The Warrants will be issued and sold in two tranches. The first tranche of warrants exercisable for approximately 9.5 million shares of NewStar common stock, which represents 19.9% of the Company’s outstanding shares immediately prior to the execution of the Investment Agreement, is scheduled to close with the initial issuance of Subordinated Notes. The second tranche of warrants exercisable into approximately 2.5 million shares of NewStar common stock is subject to shareholder approval and is scheduled to close following a special stockholders’ meeting at which the Company will request such approval. The Company has entered into separate voting agreements with certain stockholders, which include management, in which they have committed to vote their shares in favor of the issuance of the second tranche of warrants.

The Subordinated Notes will rank junior to the Company’s existing and future senior debt. They will bear interest at 8.25% payable semi-annually and include a Payment-in-Kind (“PIK-Toggle”) feature that allows the Company, at its option, to elect to have interest accrued at a rate of 8.75% added to the principal of the notes instead of paying it in cash. The notes have a ten year term and will mature on the tenth anniversary of the initial issuance of notes. They are callable during the first three years with payment of a make-whole premium. The prepayment premium decreases to 103% and 101% after the third and fourth anniversaries of the closing, respectively. They are callable at par after year five. Events of default under the Subordinated Notes include failure to pay interest or principal when due subject to applicable grace periods, material uncured breaches of the terms of the Subordinates Notes and bankruptcy/insolvency events.

The Warrants are exercisable for 12 million shares of the Company’s common stock at an exercise price of $12.62, which represented the Company’s book value per share as of June 30, 2014. The Warrants will expire in ten years from the date of the initial issuance and may be exercised in whole, or in part, by payment in cash of the aggregate exercise price or pursuant to net share settlement provisions. The Warrants also include customary anti-dilution provisions.

Advisors

Credit Suisse is acting as the financial advisor to NewStar on the investment and related strategic considerations and Simpson Thacher and Bartlett LLP is acting as NewStar’s counsel.

Additional Information and Where to Find It

The Company plans to call a special meeting of its stockholders to vote on approval of the issuance of the second tranche of warrants and in connection with that meeting will file with the SEC and mail to its stockholders a Proxy Statement. The Proxy Statement will contain important information about the Company, the Franklin Square Funds, the issuance of the second tranche of warrants and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting NewStar Financial, Inc., 500 Boylston Street, Boston, MA 02116, Attn: Investor Relations or by calling (617) 848-2500.

Investors and security holders are urged to read all relevant documents filed with the SEC, including the Proxy Statement, because they will contain important information about the proposed transaction.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed issuance of the second tranche of warrants. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and its proxy statement dated April 18, 2014, each of which are filed with the SEC. Additional information regarding the interests of the participants in the solicitation of proxies in connection with the Investment Agreement will be included in the Proxy Statement.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities.

The Subordinated Notes and the Warrants subject to the Investment Agreement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our anticipated strategic relationship with GSO and the Franklin Square Funds, our expectations regarding expansion of our middle market lending and asset management activities, our ability to implement our accelerated growth strategy, access new origination channels and provide a broader set of financing options to our clients. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, strategic plans, objectives, future performance, financing plans and business. As such, they are subject to material risks and uncertainties, including our ability to successfully execute on our growth strategy; the general state of the economy; our ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

More detailed information about these and other risk factors can be found in NewStar’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2013 Annual Report on Form 10-K, as may be updated or supplemented by any Risk Factors contained in our subsequent Quarterly Reports on Form 10-Q. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About NewStar Financial, Inc.:

NewStar Financial (Nasdaq:NEWS) is a specialized commercial finance and asset management company focused on meeting the complex financing needs of companies and private investors in the middle markets. The Company specializes in providing a range of corporate debt financing options to mid-sized companies to fund working capital, growth strategies, acquisitions and recapitalizations, as well as equipment purchases. NewStar originates loans and leases directly through teams of experienced, senior bankers and marketing officers organized around key industry and market segments. The Company targets ‘hold’ positions of up to $50 million and will selectively underwrite or arrange larger transactions for syndication to other lenders. NewStar is headquartered in Boston MA and has regional offices in Atlanta GA, Chicago IL, Dallas TX, Darien CT, Los Angeles CA, New York NY, Portland OR, and San Francisco CA. Please visit our website at www.newstarfin.com for more detailed information.

Media Contact:

Tom Johnson

Abernathy MacGregor

(212) 371-5999

About Blackstone and GSO

Blackstone is one of the world’s leading investment firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, and the communities in which we work. We do this by using extraordinary people and flexible capital to help companies solve problems. Our asset management businesses, with almost $300 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

GSO Capital Partners LP is the global credit and distressed investment platform of Blackstone. With approximately $70 billion of assets under management, GSO is one of the largest alternative managers in the world focused on the leveraged-finance, or non-investment grade related, marketplace. GSO seeks to generate attractive risk-adjusted returns in its business by investing in a broad array of strategies including mezzanine debt, distressed investing, leveraged loans and other special-situation strategies. Its funds are major providers of credit for small and middle-market companies and they also advance rescue financing to help distressed companies.

About Franklin Square

Franklin Square is a leading manager of alternative investment funds designed to enhance investors’ portfolios by providing access to asset classes, strategies and asset managers that typically have been available to only the largest institutional investors. The firm’s funds offer “endowment-style” investment strategies that help construct diversified portfolios and manage risk. Franklin Square strives not only to maximize investment returns but also to set the industry standard for best practices by focusing on transparency, investor protection and education for investment professionals and their clients.

Founded in Philadelphia in 2007, Franklin Square quickly established itself as a leader in the world of alternative investments by introducing innovative credit-based income funds, including the industry’s first non-traded business development company. The firm managed approximately $12.4 billion in assets as of June 30, 2014. Franklin Square distributes its non-traded funds through its affiliated broker-dealer, FS2 Capital Partners, LLC.